EXHIBIT 10.14
1994 RESTRICTED STOCK AWARD PLAN
FOR
NONEMPLOYEE DIRECTORS
OF
THE GOODYEAR TIRE & RUBBER COMPANY
(As Adopted by the Board of Directors on
May 3, 1994, effective June 1, 1994)
     The Goodyear Tire & Rubber Company, an Ohio corporation (the “Company”), hereby establishes the 1994 Restricted Stock Award Plan (the “Plan”) which provides for the grant of 200 shares of the Common Stock of the Company, without par value, to each member of the Board of Directors of the Company on June 1, 1994, who is not a current or former officer or employee of the Company or any of its subsidiaries, which grant of shares of Common Stock shall be subject to the restrictions and other terms, conditions and provisions of the Plan as herein set forth. The provisions of the Plan, and of the Awards hereby granted thereunder, are as follows:
     1. Purposes of the Plan. The Plan is designed to directly link a portion of the compensation of each Nonemployee Director with the long-term growth of the Company and enhancement of the value of the Common Stock, thereby enabling the Nonemployee Directors to participate in the Company’s long-term financial success and further aligning the personal interests of the Nonemployee Directors with the interests of the Company’s shareholders.
     2. Definitions. As used in the Plan, the following terms shall have the meanings set forth below:
     (a) “Award” means any of, and “Awards” means all of, the grants of Restricted Stock made to Participants pursuant to Section 3 of the Plan.
     (b) “Board” means the Board of Directors of the Company.
     (c) “Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor statute thereto, together with the rules, regulations and interpretations promulgated thereunder.

     (d) “Common Stock” means the Common Stock, without par value, of the Company or any security of the Company or any successor corporation issued in substitution or exchange therefor or lieu thereof.
     (e) “Disability” means a permanent and total disability within the meaning of Section 22(e)(3) of the Code.
     (f) “Exchange Act” means the Securities Exchange Act of 1934, as amended and in effect from time to time, or any successor statute thereto.
     (g) “Nonemployee Director” means each of the persons serving as a duly elected member of the Board who is not a current or former officer or employee of the Company or any of its subsidiaries.
     (h) “Participant” means each of, and “Participants” means all of, the Nonemployee Directors on June 1, 1994.
     (i) “Restricted Shares” means shares of the Common Stock granted to the Participants pursuant to the Plan.
     (j) “Securities Act” means the Securities Act of 1993, as amended and in effect from time to time, or any successor statute thereto.
     3. The Awards. On and subject to the terms and conditions of the Plan, each Participant shall be granted on June 1, 1994, 200 shares of the Common Stock, which are Restricted Shares subject to the conditions, limitations, restrictions and provisions for forfeiture set forth at Section 4 of the Plan. Each Participant shall pay to the Company $1.00 per share for each of the Shares granted to the Participant, which shall be paid by deducting such amount from the next payment of Director’s fees or reimbursement of expenses.
     4. Terms of the Restricted Stock Awarded.
     (a) Registration, Custody and Delivery. The Restricted Shares granted shall be registered on the transfer ledgers of the Company in the name of the Participant who receives the Award. The Company, or its agent, shall retain possession of the certificate representing the Restricted Shares for the benefit of each Participant until the provisions of the Plan relating to removal of the restrictions have been satisfied. When all restrictions have lapsed, the Company will promptly deliver, or cause to be delivered, the certificate for such Restricted Shares to the Participant; provided, however, that the delivery of a certificate representing the Restricted Shares of a Participant may be postponed for such period as may be necessary or appropriate in order to comply with any applicable law, regulation or requirement of a national securities exchange. In no event shall the Company be obligated to deliver any Restricted Shares if the delivery thereof would violate any provision of the Securities Act or the Exchange Act or any other law or regulation of any governmental authority or the rules of any national securities exchange on which shares of the Common Stock of the Company are then listed.
     (b) Voting and Dividend Rights. Each Participant shall have the right to vote (or to execute proxies for voting), and to receive all dividends and distributions made with respect to, the Restricted Shares, unless and until such Restricted Shares are forfeited pursuant to the provisions of the Plan. If all or part of a dividend in respect of the Restricted Shares is paid in Common Stock, or any other security issued by the Company, such shares of Common Stock or such other security shall be held by the Company subject to the same restrictions as the Restricted Shares in respect of which the dividend was paid.
     (c) Restrictions on Transfer. The shares of Common Stock awarded pursuant to Section 3 of this Plan may not be sold, assigned, pledged, transferred gifted, donated or otherwise alienated, hypothecated or encumbered by the Participant until the restrictions on transfer have been satisfied.
     (d) Other Restrictions on Transfer. The Company may impose other restrictions on transfer including restriction necessary to comply with the Securities Act and the Exchange Act, with the requirements of any stock exchange upon which any shares of Common Stock are then listed and with applicable State blue sky or securities laws. Any shares of Restricted Stock delivered upon the removal of restrictions pursuant to paragraph (e) below may bear such legends and restrictions on transfer as shall be specified by the General Counsel of the Company.
     (e) Removal of Restrictions and Forfeiture. All of the shares of Common Stock awarded to a Participant pursuant to the Plan shall be free of the restrictions imposed by paragraph 4(c) above and shall become non-forfeitable upon the earliest of the following events to occur subsequent to December 1, 1994:
     (i) the Participant’s death or disability while serving as a member of the Board;
     (ii) the Participant’s retirement from the Board pursuant to then existing Company policy for mandatory retirement of directors;
     (iii) the Participant’s early retirement from the Board having completed at least three years of service as a Nonemployee Director; or

     (iv) the Participant’s removal from the Board, or failure to be re-elected to the Board, following a Change in Control (as defined at Section 16 of the 1989 Goodyear Performance and Equity Incentive Plan).
     In the event of any other termination of Board service by a Participant, including any termination on or prior to December 1, 1994 for any reason whatsoever (including those enumerated above), all of the Restricted Shares of such Participant shall be forfeited and shall automatically revert to the Treasury of the Company.
     5. Miscellaneous.
     (a) Adoption and Administration. This Plan was adopted by the Board, and became effective, on May 3, 1994. The Board shall have the authority and responsibility to interpret and administer the Plan. Determinations with respect to any Participant shall be made without that Participant’s participating in such determination. All determinations and decisions made by the Board with respect to the Plan and all related actions taken by the Board shall be final, conclusive and binding on all persons, including Participants and their estates and beneficiaries.
     (b) Compliance with Law. The Awards were granted subject to all applicable laws, rules and regulations, and to such approvals by governmental authorities and securities exchanges as may be required. In the event that for any reason compliance therewith cannot be obtained on terms and conditions satisfactory to the Company, the Company shall have the right, at its election, to repurchase from any Participant his or her Restricted Shares on such date as the Participant shall elect to sell or otherwise transfer or dispose of his or her Restricted Shares, or on such Participant’s date of death, at the fair market value (the average of the high and low sale price on the New York Stock Exchange) on the business day next following such date.
     (c) Tax Withholding. The Company shall have the right to collect from Participants cash in an amount necessary to satisfy any and all Federal, State and local withholding tax requirements.
     (d) Confirming Documentation. Each Participant shall execute such confirming instruments, acknowledgements and receipts regarding the Plan and consistent with the provisions thereof as the Company shall deem necessary or appropriate.
     (e) Law Governing. The Plan shall be construed in accordance with and governed by the laws of the State of Ohio.

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